Exhibit 10.2

Execution Version

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of September 28, 2015, by and among SENIOR HOUSING PROPERTIES TRUST, a real estate investment trust organized under the laws of the State of Maryland (the “Borrower”), each of the Lenders party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (together with its successors and assigns, the “Administrative Agent”).

WHEREAS, the Borrower, the Lenders, the Administrative Agent and certain other parties have entered into that certain Credit Agreement dated as of June 24, 2011 (as amended and as in effect immediately prior to the effectiveness of this Amendment, the “Credit Agreement”);

WHEREAS, the Borrower, the Lenders, the Administrative Agent desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein;

WHEREAS, pursuant to Section 2.15. of the Credit Agreement, the Borrower has requested an increase in the aggregate amount of the Commitments; and

WHEREAS, certain of the Lenders and the Persons becoming Lenders pursuant to Section 2 of this Amendment are willing to increase their existing, or make available new, Commitments on and subject to the terms and conditions contained herein and in the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1.  Specific Amendments to Credit Agreement.  The parties hereto agree that the Credit Agreement is amended as follows:

(a)                                 The Credit Agreement is hereby amended by restating each of the following definitions in Section 1.1. thereof in its entirety as follows:

“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day (other than a Saturday, Sunday or legal holiday) on which banks in New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.  Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Business Management Agreement” means that certain Second Amended and Restated Business Management Agreement dated as of June 5, 2015 by and between the Borrower and RMR.

“Capitalization Rate” means (a) 7.75% for Senior Housing Assets, (b) 6.50% for the Vertex Property, and (c) 7.25% for all other Properties.

“Credit Event” means any of the following: (a) the making (or deemed making) of any Loan, (b) the Conversion of a Base Rate Loan into a LIBOR Loan and (c) the issuance, extension or amendment that increases the amount of a Letter of Credit.

“EBITDA” means, with respect to a Person for a given period and without duplication, the sum of: (a) net income (or loss) of such Person for such period determined on a consolidated basis, in accordance with GAAP, exclusive of the following (but only to the extent included in the determination of such net income (loss) for such period): (i) depreciation and amortization; (ii) interest expense; (iii) income tax expense; (iv) extraordinary or nonrecurring items, including without limitation, extraordinary or non-recurring gains and losses; (v) in the case of the Borrower and its Subsidiaries, funds received by the Borrower or a Subsidiary as rent but which are reserved for capital expenses; and (vi) in the case of Borrower and its Subsidiaries, equity in the earnings (or loss) of Unconsolidated Affiliates and RMR Inc. (but only in the case of RMR Inc., if RMR Inc. would be an Unconsolidated Affiliate but for the last sentence of the definition of that term); plus (b) in the case of the Borrower and its Subsidiaries cash dividends (other than extraordinary cash dividends or distributions) received by the Borrower or its Subsidiaries from RMR Inc. during such period; plus (c) such Person’s Ownership Share of EBITDA of its Unconsolidated Affiliates.  Straight line rent leveling adjustments and deferred percentage rent adjustments required under GAAP, and amortization of intangibles pursuant to FASB ASC 805 and the like, shall be disregarded in determinations of EBITDA (to the extent such adjustments would otherwise have been included in the determination of EBITDA).  For purposes of this definition, nonrecurring items shall be deemed to include (x) gains and losses on early extinguishment of Indebtedness, (y) non-cash severance and other non-cash restructuring charges and (z) transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP.

“LIBOR” means, with respect to any LIBOR Loan for any Interest Period, the rate of interest obtained by dividing (i) the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America).  If, for any reason, the rate referred to in the preceding clause (i) does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then the rate to be used for such clause (i) shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two Business

Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period.  Any change in the maximum rate or reserves described in the preceding clause (ii) shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective.  If LIBOR determined as provided above would be less than zero, LIBOR shall be deemed to be zero.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Property Management Agreement” means that certain Second Amended and Restated Property Management Agreement dated as of June 5, 2015, as amended to date, by and between RMR and the Borrower, on behalf of itself and its Subsidiaries.

“Total Asset Value” means the sum of the following (without duplication) of the Borrower and its Subsidiaries for the fiscal quarter most recently ended: (a) with respect to all Properties owned (or leased pursuant to a Ground Lease) by the Borrower or any Subsidiary for such entire fiscal quarter, (i) Adjusted EBITDA attributable to such Properties for such period multiplied by (ii) 4 divided by (iii) the applicable Capitalization Rate; (b) the purchase price paid for any Property acquired during such fiscal quarter (less any amounts paid as a purchase price adjustment, held in escrow, retained as a contingency reserve, or other similar arrangements and prior to allocations of property purchase prices pursuant to Statement of FASB ASC 805 and the like); (c) the value of the Borrower’s equity Investments in RMR Inc. as of the end of such fiscal quarter, such value determined (x) until the RMR Inc. Distribution, at cost and (y) after the RMR Inc. Distribution, at the lower of cost or Fair Market Value; (d) all Marketable Securities, cash and cash equivalents; (e) the book value of all Assets Under Development as of the end of such fiscal quarter; (f) the book value of all Mortgage Receivables, and all other promissory notes secured by a Lien on any Property, as of the end of such fiscal quarter; and (g) the Borrower’s Ownership Share of the preceding items (other than those referred to in clause (c)) of any Unconsolidated Affiliate of the Borrower.  To the extent that the value of the Borrower’s equity Investments in RMR Inc. would in the aggregate account for more than 3.0% of Total Asset Value, such excess shall be excluded.  Notwithstanding the foregoing, for purposes of determining Total Asset Value at any time, (i) the Borrower may, in addition to the Properties referred to in the immediately preceding clause (b), include the purchase price paid for any Property acquired during the period following the end of the fiscal quarter most recently ended through the time of such determination (less any such amounts paid during such period as a purchase price adjustment or held in escrow at the time of such determination, retained as a contingency reserve at the time of such determination, or subject to other similar arrangements at the time of such determination) and (ii) for purposes of the immediately preceding clause (d), the amount of Marketable Securities, cash, and cash equivalents shall be calculated as of such date of determination rather than as of the end of the fiscal quarter most recently ended.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.  Notwithstanding the foregoing,

RMR Inc. shall not be considered to be an Unconsolidated Affiliate of the Borrower or any of its Subsidiaries.

“Unencumbered Asset Value” means on any date of determination, the sum of: (a) the product of (i) Net Operating Income for the fiscal quarter most recently ended attributable to Unencumbered Assets owned or leased by the Borrower or any Subsidiary for such entire quarter, multiplied by (ii) 4 and divided by (iii) the applicable Capitalization Rate; (b) the value of the Equity Interests in RMR Inc. owned by the Borrower, such value determined at the lower of cost or Fair Market Value, so long as such Equity Interests are not subject to any Liens (other than Permitted Liens of the types described in clauses (a) through (c) or clauses (e) through (j) of the definition thereof) or to any Negative Pledge (other than a Negative Pledge permitted under clause (iii) of Section 9.2.(b)); (c) unrestricted cash and Cash Equivalents and unencumbered Marketable Securities of the Borrower and its Subsidiaries so long as such cash, Cash Equivalents and Marketable Securities are not subject to any Liens (other than Permitted Liens of the types described in clauses (a) through (c) and (e) through (j) of the definition thereof) or any Negative Pledge (other than a Negative Pledge permitted under clause (iii) of Section 9.2.(b)); and (d) the purchase price paid for any Unencumbered Asset acquired during such fiscal quarter (less any amounts paid as a purchase price adjustment, held in escrow, retained as a contingency reserve, or other similar arrangements).  To the extent that value of the Equity Interests of RMR Inc. owned by the Borrower would in the aggregate account for more than 3.0% of Unencumbered Asset Value, such excess shall be excluded.  In addition, to the extent that the amount of Unencumbered Asset Value attributable to (x) Senior Housing Assets leased pursuant to a Ground Lease would constitute more than 20.0% of Unencumbered Asset Value, such excess shall be excluded and (y) Non-Domestic Properties would constitute more than 10.0% of Unencumbered Asset Value, such excess shall be excluded.  Notwithstanding the foregoing, for purposes of determining Unencumbered Asset Value at any time, the Borrower may, in addition to the Net Operating Income referred to in the immediately preceding clause (a)(i), include the Net Operating Income of any Unencumbered Asset acquired during the period following the end of the fiscal quarter most recently ended through such time of determination on a pro forma basis reasonably acceptable to the Administrative Agent.

“Unencumbered NOI” means, for any given period, the sum of (a) the aggregate NOI attributable to all Unencumbered Assets for such period and (b) cash dividends received by the Borrower or any of its Subsidiaries from RMR Inc. during such period.

“Vertex Property” means the buildings located at 11 Fan Pier Boulevard and 50 Northern Avenue in Boston, Massachusetts.

(b)                                 The Credit Agreement is hereby further amended by adding the following definitions in the appropriate alphabetical location in Section 1.1. thereof:

“Anti-Corruption Laws” means all Applicable Laws of any jurisdiction concerning or relating to bribery, corruption or money laundering, including without limitation, the Foreign Corrupt Practices Act of 1977, as amended.

“Anti-Terrorism Laws” has the meaning given that term in Section 6.1.(y).

“RMR Inc.” means The RMR Group Inc., a Maryland corporation.

“RMR Inc. Distribution” means the Borrower’s distribution of RMR Inc. shares in accordance with Section 4.3 of the Transaction Agreement dated as of June 5, 2015, as in effect from time to time, among RMR, Reit Management & Research Trust, RMR Inc. and the Borrower.

“Sanctioned Country” means, at any time, a country or territory which is, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by any Governmental Authority of the United States of America, including without limitation, OFAC or the U.S. Department of State, or by the United Nations Security Council, the European Union or any other Governmental Authority, (b) any Person located, operating, organized or resident in a Sanctioned Country, (c) an agency, political subdivision or instrumentality of the government of a Sanctioned County or (d) any Person Controlled by any Person or agency described in any of the preceding clauses (a) through (c).

“Sanctions” means any sanctions or trade embargoes imposed, administered or enforced by any Governmental Authority of the United States of America, including without limitation, OFAC or the U.S. Department of State, or by the United Nations Security Council, the European Union or any other Governmental Authority.

“Trading with the Enemy Act” has the meaning given to that term in Section 6.1.(y).

(c)                                  The Credit Agreement is hereby further amended by amending the definition of “Material Adverse Effect” in Section 1.1. of the Credit Agreement to replace the words “results of operations or business prospects” in clause (a) thereof with the words “or results of operations”.

(d)                                 The Credit Agreement is hereby further amended by amending the definition of “Permitted Liens” in Section 1.1. of the Credit Agreement to add new clauses (l) through (p) thereto to read as follows:

(l) Liens securing judgments not constituting an Event of Default under Section 10.1.(h); (m) Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, and (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; (n) Liens (i) on earnest money deposits in connection with purchases and sales of properties, (ii) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to this Agreement, or (iii) consisting of an agreement to dispose of any property; (o) Liens in favor of the Borrower or any of its Subsidiaries; and (p) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business.

(e)                                  The Credit Agreement is hereby further amended by restating the flush paragraph in Section 4.2. in its entirety as follows:

then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, all of the Lenders, in the case of the immediately preceding clause (a), and any Lender affected thereby, in the case of the immediately preceding clause (b), shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans, unless and until the Administrative Agent or such Lender, as the case may be, gives notice as provided in Section 4.5. that such condition no longer exists, and, so long as such condition remains in effect, the Lenders or such Lender’s LIBOR Loans, as the case may be, shall be treated in accordance with Section 4.5.

(f)                                   The Credit Agreement is hereby further amended by restating the second sentence of Section 4.6 thereof in its entirety as follows:

Each of the Administrative Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, and such Affected Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Assumption, but at no time shall the Administrative Agent, such Affected Lender nor any other Lender nor any Titled Agent be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee.

(g)                                  The Credit Agreement is hereby further amended by restating Section 6.1.(h) thereof in its entirety as follows:

(h)                                 Material Contracts.  Schedule 6.1.(h) is, as of the Agreement Date, a true, correct and complete listing of all Material Contracts.

(h)                                 The Credit Agreement is hereby further amended by restating the first sentence of Section 6.1.(j) thereof in its entirety as follows:

All federal, state and other material tax returns of the Borrower, each other Loan Party and each other Subsidiary required by Applicable Law to be filed have been duly filed (after taking into account any extensions of time within which to file such tax returns), and all federal, state and other taxes, assessments and other governmental charges or levies upon, each Loan Party, each other Subsidiary and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment or non-filing which is at the time permitted under Section 7.6.

(i)                                     The Credit Agreement is hereby further amended by restating Section 6.1.(l) thereof in its entirety as follows:

(l)                                     No Material Adverse Change.  Since December 31, 2010, there has been no material adverse change in the consolidated financial condition, results of operations or business of the Borrower and its consolidated Subsidiaries taken as a whole.  Each of the Borrower, the other Loan Parties, and the Borrower and its Subsidiaries taken as a whole is, Solvent.

(j)                                    The Credit Agreement is hereby further amended by restating the first sentence of Section 6.1.(w) thereof in its entirety as follows:

All written information, reports and other papers and data (other than financial projections and other forward looking statements, and information of a general economic or industry specific nature) furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any other Loan Party or any other Subsidiary were, at the time the same were so furnished, taken as a whole, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods (subject, as to interim statements, to changes resulting from normal year end audit adjustments and absence of full footnote disclosure).

(k)                                 The Credit Agreement is hereby further amended by restating Section 6.1.(y) thereof in its entirety as follows:

(y)                                 Anti-Corruption Laws and Sanctions; Anti-Terrorism Laws.  None of the Borrower, any Subsidiary, any of their respective directors, or officers, or, to the knowledge of the Borrower, any of the Borrower’s or any Subsidiary’s employees and agents (i) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States, 50 U.S.C. App. §§ 1 et seq., as amended (the “Trading with the Enemy Act”) or (ii) is in violation of (A) the Trading with the Enemy Act, (B) any of the foreign assets control regulations of the United States Treasury Department or any enabling legislation or executive order relating thereto, including without limitation, Executive Order No. 13224, effective as of September 24, 2001 relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079 (2001) or (C) the Patriot Act (collectively, the “Anti-Terrorism Laws”).  The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents (in their capacities as such) with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective directors, officers, employees and agents are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions in all material respects.  None of the Borrower or any Subsidiary is, or derives any of its assets or operating income from investments in or transactions with, a Sanctioned Person and none of the respective directors, officers, or to the knowledge of the Borrower, employees or agents of the Borrower or any of its Subsidiaries is a Sanctioned Person.

(l)                                     The Credit Agreement is hereby further amended by restating Section 7.2. thereof in its entirety as follows:

Section 7.2.  Compliance with Applicable Law and Material Contracts.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply with (a) all Applicable Law, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect and (b) all terms and conditions of all Material Contracts to which it is a party.  The Borrower shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions.

(m)                             The Credit Agreement is hereby further amended by restating clause (a) of Section 7.6 thereof in its entirety as follows:

(a) all federal and state income, and all other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and

(n)                                 The Credit Agreement is hereby further amended by restating Section 7.8. thereof in its entirety as follows:

Section 7.8.  Use of Proceeds.

The Borrower will use the proceeds of the Loans only for the repayment of Indebtedness and for other general business purposes.

(o)                                 The Credit Agreement is hereby further amended by restating Section 7.12. thereof in its entirety as follows:

Section 7.12.  Exchange Listing.

The Borrower shall maintain at least one class of common shares of the Borrower having trading privileges on the New York Stock Exchange or the NYSE MKT LLC Exchange or which is subject to price quotations on The NASDAQ Stock Market’s National Market System.

(p)                                 The Credit Agreement is hereby further amended by restating clause (iii) of Section 7.13.(b) thereof in its entirety as follows:

(iii) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of such release with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects)) and except for changes in factual circumstances expressly permitted under the Loan Documents; and

(q)                                 The Credit Agreement is hereby further amended by restating the last sentence of Section 8.1. thereof by (i) inserting the word “and” immediately prior to “(c)” therein and (ii) deleting the words “; and (d) an updated listing of all Material Contracts on Schedule 6.1.(h), if any” at the end thereof.

(r)                                    The Credit Agreement is hereby further amended by restating Section 8.2. thereof in its entirety as follows:

Section 8.2.  Year End Statements.

As soon as available and in any event within 5 days after the same is filed with the Securities and Exchange Commission (but in no event later than 90 days after the end of each fiscal year of the Borrower), the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) certified by the chief financial officer or chief accounting officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the financial position of the Borrower and its Subsidiaries as at the date thereof and the result of operations for such period and (b) accompanied by the report thereon of Ernst & Young LLP or any other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent (it being acknowledged that any of Deloitte, PricewaterhouseCoopers and KPMG shall be acceptable to the Administrative Agent), whose report shall not be subject to (i) any “going concern” or like qualification or exception or (ii) any qualification or exception as to the scope of such audit.  Together with such financial statements, the Borrower shall deliver a report, certified by the chief financial officer or chief accounting officer of Borrower, in form and detail reasonably satisfactory to the Administrative Agent, setting forth the Net Operating Income for each Property for such fiscal year.

(s)                                   The Credit Agreement is hereby further amended by amending Section 8.4.(e) thereof to delete the phrase “, and prompt notice of the receipt of notice that any United States income tax returns of any Loan Party or any other Subsidiary are being audited” at the end thereof.

(t)                                    The Credit Agreement is hereby further amended by amending Section 8.4.(i) thereof to replace the amount “$5,000,000” therein with the amount “$10,000,000”.

(u)                                 The Credit Agreement is hereby further amended by restating Section 8.4.(p) thereof in its entirety as follows:

(p)                                 [Intentionally Omitted].

(v)                                 The Credit Agreement is hereby further amended by restating Section 9.2.(b) thereof in its entirety as follows:

(b)                                 The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in (i) an agreement (x) evidencing Indebtedness which (A) the Borrower, such Loan Party or such

Subsidiary may create, incur, assume, or permit or suffer to exist without violation of this Agreement and (B) is secured by a Lien permitted to exist under the Loan Documents, and (y) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into; (ii) an agreement relating to the sale of a Subsidiary or assets pending such sale, provided that in any such case the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such sale or (iii) a Negative Pledge contained in any agreement that evidences unsecured Indebtedness which contains restrictions on encumbering assets that are substantially similar to those restrictions contained in the Loan Documents.

(w)                               The Credit Agreement is hereby further amended by restating Section 9.3. thereof in its entirety as follows:

Section 9.3.  Restrictions on Intercompany Transfers.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (other than an Excluded Subsidiary) to: (a) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other equity interests owned by the Borrower or any Subsidiary; (b) pay any Indebtedness owed to the Borrower or any Subsidiary; (c) make loans or advances to the Borrower or any Subsidiary; or (d) transfer any of its property or assets to the Borrower or any Subsidiary; other than (i) with respect to clauses (a) through (d) those encumbrances or restrictions contained in any Loan Document or in any other agreement (A) evidencing Unsecured Indebtedness that the Borrower, any other Loan Party any other Subsidiary may create, incur, assume or permit or suffer to exist under this Agreement and (B) containing encumbrances and restrictions imposed in connection with such Unsecured Indebtedness that are either substantially similar to, or less restrictive than, the encumbrances and restrictions set forth in Section 9.1.(i) and Section 9.4. of this Agreement and Section 13 of the Guaranty, (ii) with respect to clause (d), customary provisions restricting assignment of any agreement entered into by the Borrower, any other Loan Party or any Subsidiary in the ordinary course of business.  Notwithstanding anything to the contrary in the foregoing, the restrictions in this Section shall not apply to any provision of any Guaranty entered into by the Borrower, any other Loan Party or any other Subsidiary relating to the Indebtedness of any Subsidiary permitted to be incurred hereunder, which provision subordinates any rights of Borrower, other Loan Party or any other Subsidiary to payment from such Subsidiary to the payment in full of such Indebtedness

(x)                                 The Credit Agreement is hereby further amended by restating Section 9.4.(a) thereof in its entirety as follows:

(a)                                 any of the actions described in the immediately preceding clauses (i) through (iii) may be taken with respect to any Subsidiary or any other Loan Party (other than the Borrower), including, for the avoidance of doubt, the sale, transfer or other disposition of the capital stock of or other Equity Interests in any Subsidiary of the Borrower, so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence;

(y)                                 The Credit Agreement is hereby further amended by restating Section 9.8. thereof in its entirety as follows:

Section 9.8.  Transactions with Affiliates.

The Borrower shall not permit to exist or enter into, and shall not permit any other Loan Party or any other Subsidiary to permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, except (a) as set forth on Schedule 6.1.(s), (b) transactions among the Borrower and any Wholly Owned Subsidiary or among Wholly Owned Subsidiaries or (c) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower, such other Loan Party or such other Subsidiary and upon fair and reasonable terms which are no less favorable to the Borrower, such other Loan Party or such other Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.

(z)                                  The Credit Agreement is hereby further amended by amending Section 9.10. thereof to replace the words “establish an effective” with the words “are intended to establish a”.

(aa)                          The Credit Agreement is hereby further amended by adding the following Section 9.11. immediately after Section 9.10.:

Section 9.11.  Use of Proceeds.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, use any part of the proceeds of the Loans to (a) purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any Margin Stock (within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System) or (b) to extend credit to others for the purpose of purchasing or carrying any such margin stock.  The Borrower shall not, and shall not permit any other Loan Party or Subsidiary to, use any proceeds of any Loan directly or, to the knowledge of the Borrower, indirectly in any manner which would violate Anti-Corruption Laws, Anti-Terrorism Laws or applicable Sanctions.

(bb)                          The Credit Agreement is hereby further amended by amending Section 10.1.(d)(i) to replace the words “due and payable” with the words “due and payable (after giving effect to any applicable grace or cure period)”.

(cc)                            The Credit Agreement is hereby further amended by restating Section 10.1.(e) thereof in its entirety as follows:

(e)                                  Voluntary Bankruptcy Proceeding.  The Borrower, any other Loan Party or any other Subsidiary (other than (x) an Excluded Subsidiary all Indebtedness of which is Nonrecourse Indebtedness, (y) a Guarantor that, together with all other Guarantors then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately following subsection, does not account for more than $25,000,000 of Total Asset Value, or (z) a Subsidiary (other than an Excluded Subsidiary all the Indebtedness of which is Nonrecourse Indebtedness) that, together with all other Subsidiaries then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately following subsection, does not account for more than $50,000,000 of Total Asset Value) shall:  (i) commence a voluntary case under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection (f); (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

(dd)                          The Credit Agreement is hereby further amended by restating Section 10.1.(f) thereof in its entirety as follows:

(f)                                   Involuntary Bankruptcy Proceeding.  A case or other proceeding shall be commenced against the Borrower, any other Loan Party or any other Subsidiary (other than (x) an Excluded Subsidiary all Indebtedness of which is Nonrecourse Indebtedness, (y) a Guarantor that, together with all other Guarantors then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately preceding subsection, does not account for more than $25,000,000 of Total Asset Value, or (z) a Subsidiary (other than an Excluded Subsidiary all the Indebtedness of which is Nonrecourse Indebtedness) that, together with all other Subsidiaries then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately preceding subsection, does not account for more than $50,000,000 of Total Asset Value) in any court of competent jurisdiction seeking:  (i) relief under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against the Borrower, such Subsidiary or such other Loan Party(including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

(ee)                            The Credit Agreement is further amended by deleting Schedule I attached thereto and replacing it with Schedule I attached hereto.

Section 2.  Accordion Exercise.  Upon the effectiveness of this Amendment, (i) each of the Lenders set forth on Schedule I agrees that the amount of its Commitment shall be increased by an amount equal to the “Amount of Increase of Commitment”, if any, set forth for such Lender on Schedule

I and (ii) each Lender increasing the amount of its Commitment agrees to make the payments required to be made by such Lenders under the fifth sentence of Section 2.15. of the Credit Agreement.

Section 3.  Conditions Precedent.  This Amendment shall be effective as of the date of receipt by the Administrative Agent of each of the following, each in form and substance satisfactory to the Administrative Agent:

(a)                                 A counterpart of this Amendment duly executed by the Borrower, the Administrative Agent, the Requisite Lenders and each Lender increasing its Commitment;

(b)                                 Replacement Revolving Notes executed by the Borrower, payable to any existing Lenders increasing their Commitments pursuant to this Amendment in the amount of the Commitment of such Lender;

(c)                                  A certificate from the Borrower’s chief executive officer, chief legal officer, chief financial officer or chief accounting officer certifying as of the date hereof, and after giving effect to the transactions hereby, that (i) no Default or Event of Default shall be in existence and (ii) the representations and warranties made or deemed made by the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement;

(d)                                 copies of all corporate, partnership or other necessary action taken by the Borrower to authorize its execution and delivery of this Amendment, the performance of this Amendment and the Credit Agreement as amended by this Amendment, and the increase in the Commitments contemplated by this Amendment;

(e)                                  An opinion of Sullivan & Worcester LLP and an opinion of Saul Ewing LLP, special Maryland counsel, in each case, counsel to the Borrower and the other Loan Parties, addressed to the Administrative Agent, the Issuing Bank and the Lenders and covering such matters as the Administrative Agent may reasonably request;

(f)                                   Evidence that all fees, expenses and reimbursement amounts due and payable to the Administrative Agent and any of the Lenders in connection with this Amendment have been paid; and

(g)                                  Such other documents, instruments and agreements as the Administrative Agent may reasonably request.

Section 4.  Representations.  The Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a)                                 Authorization.  The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms.  This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b)                                 Compliance with Laws, etc.  The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise:  (i) require any Governmental Approval or violate any Applicable Law (including Environmental Laws) relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of Borrower or any other Loan Party, or any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any other Loan Party other than in favor of the Administrative Agent for its benefit and the benefit of the Lenders and the Issuing Bank.

(c)                                  No Default.  No Default or Event of Default has occurred and is continuing as of the date hereof or will exist immediately after giving effect to this Amendment.

Section 5.  Reaffirmation of Representations by Borrower.  The Borrower hereby repeats and reaffirms all representations and warranties made by the Borrower and the other Loan Parties to the Administrative Agent and the Lenders in the Credit Agreement and the other Loan Documents on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 6.  Certain References.  Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.  This Amendment is a Loan Document.

Section 7.  Expenses.  The Borrower shall reimburse the Administrative Agent upon demand for all costs and expenses (including attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 8.  Benefits.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 10.  Effect; Ratification.  Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect.  The amendments contained herein shall be deemed to have prospective application only from the date as of which this Amendment is dated.  The Credit Agreement is hereby ratified and confirmed in all respects.  Nothing in this Amendment shall limit, impair or constitute a waiver of the rights, powers or remedies available to the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document.

Section 11.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 12.  Definitions.  All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement as amended by this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Credit Agreement to be executed as of the date first above written.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Richard A. Doyle
	Name:	Richard A. Doyle
	Title:	Treasurer and Chief Financial Officer

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ D. Bryan Gregory
	Name:	D. Bryan Gregory
	Title:	Director

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CITIBANK, N.A., as a Lender

By:	/s/ John Rowland
	Name:	John Rowland
	Title:	Vice President

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ROYAL BANK OF CANADA, as a Lender

By:	/s/ Dan LePage
	Name:	Dan LePage
	Title:	Authorized Signatory

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COMPASS BANK, as a Lender

By:	/s/ Brian Twerff
	Name:	Brian Twerff
	Title:	SVP

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BANK OF AMERICA, N.A., as a Lender

By:	/s/ Joseph L. Corah
	Name:	Joseph L. Corah
	Title:	Director

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PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ John R. Roach, Jr
	Name:	John R. Roach, Jr
	Title:	Vice President

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MIZUHO BANK, LTD., as a Lender

By:	/s/ Noel Purcell
	Name:	Noel Purcell
	Title:	Authorized Signatory

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REGIONS BANK, as a Lender

By:	/s/ Michael R. Mellott
	Name:	Michael R. Mellott
	Title:	Director

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MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

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UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Darlene Arias
	Name:	Darlene Arias
	Title:	Director

By:	/s/ Houssem Daly
	Name:	Houssem Daly
	Title:	Associate Director, Banking Products Services, US

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COMERICA BANK, as a Lender

By:	/s/ Michael T. Shea
	Name:	Michael T. Shea
	Title:	Vice President

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SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Hideo Notsu
	Name:	Hideo Notsu
	Title:	Executive Director

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TD BANK, N.A., as a Lender

By:	/s/ Mark Whitman
	Name:	Mark Whitman
	Title:	Vice President

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TAIWAN COOPERATIVE BANK SEATTLE BRANCH, as a Lender

By:	/s/ Cheng Pin Chou
	Name:	Cheng Pin Chou
	Title:	VP & General Manager

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MEGA INTERNATIONAL COMMERCIAL BANK CO. LTD. LOS ANGELES BRANCH, as a Lender

By:	/s/ Yiming Oko
	Name:	Yiming Oko
	Title:	SVP & GM

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MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD. NEW YORK BRANCH, as a Lender

By:	/s/ Chien-Du Jan
	Name:	Chien-Du Jan
	Title:	VP & Deputy GM

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SANTANDER BANK, N.A., as a Lender

By:	/s/ Peter A. Olivier
	Name:	Peter A. Olivier
	Title:	Senior Vice President

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BANK OF TAIWAN, LOS ANGELES BRANCH, as a Lender

By:	/s/ Jane Chang
	Name:	Jane Chang
	Title:	VP & General Manager

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FIRST COMMERCIAL BANK, LTD.
NEW YORK BRANCH, as a Lender

By:	/s/ Bill Wang
	Name:	Bill Wang
	Title:	Senior Vice President & General Manager

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FIRST HAWAIIN BANK, as a Lender

By:	/s/ Derek Chang
	Name:	Derek Chang
	Title:	Vice President

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FIRST TENNESSEE BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Greg Cullum
	Name:	Greg Cullum
	Title:	Senior Vice President

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LAND BANK OF TAIWAN, LOS ANGELES BRANCH, as a Lender

By:	/s/ Henry C.R. Leu
	Name:	Henry C.R. Leu
	Title:	S.V.P. & General Manager

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CTBC BANK CO., LTD. NEW YORK BRACH, PREVIOUSLY KNOWN AS CHINA TRUST COMMERCIAL BANK NEW YORK BRANCH, as a Lender

By:	/s/ Ralph Wu
	Name:	Ralph Wu
	Title:	SVP & General Manager

Schedule I

Commitments

Lender	Amount of Increase of Commitment	Commitment Amount
Wells Fargo Bank, National Association	$5,000,000	$70,000,000
Citibank, N.A.	$25,000,000	$90,000,000
Royal Bank of Canada	$25,000,000	$90,000,000
Compass Bank	$30,000,000	$90,000,000
Bank of America, N.A.	$30,000,000	$85,000,000
PNC Bank, National Association	$20,000,000	$70,000,000
Mizuho Bank, Ltd.	$30,000,000	$55,000,000
Regions Bank		$55,000,000
RBS Citizens, N.A.		$50,000,000
Morgan Stanley Bank, N.A.	$40,000,000	$45,000,000
UBS AG, Stamford Branch	$40,000,000	$45,000,000
Capital One, N.A.		$35,000,000
Comerica Bank		$35,000,000
Sumitomo Mitsui Banking Corporation, New York		$35,000,000
TD Bank, N.A.		$35,000,000
Mega International Commercial Bank Co., Ltd. Los Angeles Branch		$11,250,000
Mega International Commercial Bank Co., Ltd. New York Branch		$11,250,000
Santander Bank, N.A.		$20,000,000
Taiwan Cooperative Bank Seattle Branch		$15,000,000
Bank of Taiwan, Los Angeles Branch		$10,000,000
First Commercial Bank, New York Branch	$5,000,000	$10,000,000
First Hawaiian Bank		$10,000,000
First Tennessee Bank, National Association		$10,000,000
Land Bank of Taiwan Los Angeles Branch		$10,000,000
Chinatrust Commercial Bank Ltd., New York Branch		$7,500,000
TOTAL	$250,000,000	$1,000,000,000